                                                                  Exhibit 3(a)

                            CERTIFICATE OF AMENDMENT
                     OF RESTATED  ARTICLES OF INCORPORATION

                       NATIONAL MEDICAL ENTERPRISES, INC.


     We the undersigned, Terence P. McMullen, Vice President, and Richard B. Silver, Assistant Secretary, of National Medical Enterprises, Inc., do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 29th day of March, 1995, adopted a resolution to amend the original restated articles as follows:

          Article I is hereby amended to read in its entirety as follows:

                                       "I

          The name of this corporation is:

                         Tenet Healthcare Corporation"

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Restated Articles of Incorporation is 201,241,735; that the said change and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                             /s/ Terence P. McMullen
                                    -------------------------------------------
                                    Terence P. McMullen, Vice President


                                            /s/ Richard B. Silver
                                    -------------------------------------------
                                    Richard B. Silver, Assistant Secretary


State of California

County of Los Angeles

     On June 22, 1995, personally appeared before me, a Notary Public, TERENCE
P. MCMULLEN and RICHARD B. SILVER, who acknowledged that they executed the above instrument.

                                         /s/ Corrine L. Sotolov
                                    ------------------------------------------
                                    Signature of Notary
(Notary Stamp or Seal)

                       CERTIFICATE OF DIVISION OF SHARES
                       ---------------------------------

                                      OF
                                      --

                      NATIONAL MEDICAL ENTERPRISES, INC.
                      ----------------------------------



     The undersigned, being the duly qualified Secretary of National Medical Enterprises, Inc., a Nevada corporation (the "Corporation"), certifies that 20 members of the Board of Directors of the Corporation, being at least a majority of the Directors of the Corporation, voted to adopt the following resolutions at a meeting of the Board of Directors duly called, noticed and held on the 31st day of July, 1991 in accordance with the provisions of Nevada Revised Statutes
Section 78.207 to effectuate a division of the shares of the Common Stock of the Company into smaller denominations without changing the amount of the capital stock:

     WHEREAS, the total number of shares which the Corporation is authorized to issue is 227,500,000 shares consisting of 225,000,000 shares of Common Stock and 2,500,000 shares of Preferred Stock, with a par value per share of $0.15 and an aggregate par value of all s hares of $34,125,000;

     BE IT RESOLVED, that from and after the date of the filing of a Certificate certifying these resolutions in the office of the Nevada Secretary of State, the Common Stock of this Corporation shall be 450,000,000 shares, with a par value of $.075 per share; and

     FURTHER RESOLVED, that the number and amount of the shares of the Preferred Stock of this Corporation shall not be changed by these resolutions or the filing of the Certificate.

     DATED this 31st day of July, 1991.



                                                        /s/ Scott M.Brown
                                                 -------------------------------
                                                 Scott M. Brown
                                                 Secretary

                         VERIFICATION BY DIRECTORS OF
                         ----------------------------

                       CERTIFICATE OF DIVISION OF SHARES
                       ---------------------------------

                                      OF
                                      --

                      NATIONAL MEDICAL ENTERPRISES, INC.
                      ----------------------------------


State of California      )
                         )    ss.
County of Los Angeles    )

     The undersigned under penalties of perjury, being first duly sworn, do each depose and say that he or she is a Director of National Medical Enterprises, Inc., a Nevada corporation (the "Corporation"), that they are a majority of the directors of the Corporation, and that the contents of the Certificate of Division of Shares to which this verification is attached is true of his or her own knowledge.

     DATED this 31st day of July, 1991.


    /s/ Howard F. Nachtman, M.D.                   /s/ A.J. Martinson, M.D.
-------------------------------------       -----------------------------------
Director                                    Director


    /s/ Raymond A. Hay                             /s/ Leonard Cohen
-------------------------------------       -----------------------------------
Director                                    Director


    /s/ Edward Egbert, M.D.                        /s/ Richard K. Eamer
-------------------------------------       -----------------------------------
Director                                    Director


    /s/ John C. Bedrosian                          /s/ Peter de Wetter
-------------------------------------       -----------------------------------
Director                                    Director


    /s/ Edward Egbert, M.D.                        /s/ Richard K. Eamer
-------------------------------------       -----------------------------------
Director                                    Director


    /s/ Maurice J. DeWald                          /s/ Lloyd R. Johnson
-------------------------------------       -----------------------------------
Director                                    Director

    /s/ Richard L. Stever                          /s/ Jeffrey C. Barbakow
-------------------------------------       -----------------------------------
Director                                    Director


    /s/ Nita P. Heckendorn                         /s/ William S. Banowsky
-------------------------------------       -----------------------------------
Director                                    Director


    /s/ Richard S. Schweiker                       /s/ Taylor R. Jenson
-------------------------------------       -----------------------------------
Director                                    Director


    /s/ Bernice B. Bratter                         /s/ Michael H. Focht, Sr.
-------------------------------------       -----------------------------------
Director                                    Director


    /s/ James P. Livingston                        /s/ Norman A. Zober
-------------------------------------       -----------------------------------
Director                                    Director

                                            SUBSCRIBED and SWORN to before me
                                            this 31st day of July, 1991



                                                   /s/ Linda K. Davis
                                            -----------------------------------
                                            NOTARY PUBLIC, In and For
                                            said County and State

                           CERTIFICATE OF AMENDMENT

                                      OF

                           ARTICLES OF INCORPORATION


     NATIONAL MEDICAL ENTERPRISES, INC., a corporation organized under the laws of the State of Nevada, by its Senior Vice President and Secretary does hereby certify:

     1. That the Board of Directors of said corporation at a meeting duly convened and held on the 29th day of July, 1987, passed a resolution declaring that the change and amendment in the Articles of Incorporation hereinafter set forth is advisable, and called an annual meeting of the shareholders to take action thereon.

     2. That thereafter, on the 13th day of October, 1987, pursuant to such call of the Board of Directors, and upon notice given to each shareholder of record entitled to vote on an amendment to the Articles of Incorporation as provided by law, an annual meeting of the shareholders of the company was held, at which meeting, the holders of 67,320,228 shares, representing at least a majority of the voting power, were present in person or represented by proxy; that the number of shares of the corporation outstanding and entitled to vote on the adoption of said amendment was 74,982,774; that 4,410,282 shares voted against such change and amendment, and that 59,984,200 shares, constituting at least a majority of the shares outstanding and entitled to vote thereon, voted in favor of such change and amendment, such change and amendment being as follows:

     That said Articles of Incorporation be amended to add Article X as follows:

     "No director or officer of this corporation shall be personally liable to this corporation or its shareholders for damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) for the payment of dividends in violation of Section 300 of the Private Corporation Law of the State of Nevada.

     If the Private Corporation Law of the State of Nevada is amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director of this corporation or an officer of this corporation shall be eliminated or limited to the fullest extent authorized by the Private Corporation Law of the State of Nevada, as so amended.

     Any repeal or modification of this Article shall not adversely affect any right or protection of a director of this corporation or an officer of this corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification."

     WE, THE UNDERSIGNED, do make and file this amendment to the Articles of Incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set our hands this 19th day of October, 1987.

                                                    /s/ Marcus E. Powers
                                               ---------------------------------
                                               Marcus E. Powers
                                               Senior Vice President


                                                     /s/ Scott M. Brown
                                               ---------------------------------
                                               Scott M. Brown
                                               Secretary

STATE OF CALIFORNIA

County of Los Angeles


     On this 19th day of October, 1987, before me, a Notary Public, personally appeared Marcus E. Powers, Senior Vice President and Scott M. Brown, Secretary, who severally acknowledged that they executed the above instrument.


                                                     /s/ Harriet Gingberg
                                                -------------------------------
                                                         Notary Public


(NOTARIAL SEAL)

                                   RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                      NATIONAL MEDICAL ENTERPRISES, INC.


                                       I

     The name of this corporation is:

                      NATIONAL MEDICAL ENTERPRISES, INC.


                                      II

     The principal office of this corporation in the State of Nevada is to be located at One East First Street, 16th Floor (care of Woodburn, Wedge, Blakey, Folsom & Hug), City of Reno, County of Washoe.


                                      III

     This corporation may engage in any lawful activity, including but not without limitation thereto, its further-development as a proprietary health care company devoted to the ownership, management and operation of all types of facilities for the delivery of high quality health care.


                                      IV

     The total number of shares which this corporation is authorized to issue is Two Hundred Twenty-Seven Million, Five Hundred Thousand (227,500,000) shares. Each share shall have a par value of Fifteen Cents ($.15), and the aggregate par value of all shares is Thirty Four Million, One Hundred Twenty Five Thousand Dollars ($34,125,000). The stock of this corporation shall be divided into two classes, consisting of Two Million Five Hundred Thousand (2,500,000) shares of Preferred Stock and Two Hundred Twenty-Five Million (225,000,000) shares of Common Stock. No shares shall have any pre-emptive rights.

     The shares of Preferred Stock may be issued and reissued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preference, and any other rights, preferences, privileges, attributes or other matters which may be reserved to the Board of Directors by law, of any wholly-unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof; and to increase the number of shares of any series at any time. In case the outstanding shares of any series shall be reacquired or shall not be issued, such shares may be designated or redesignated and altered, and issued or reissued, hereunder, by action of the Board of Directors.

                                       V

     This corporation shall be governed by a Board of Directors, and the members thereof shall be called Directors. This corporation initially shall have three Directors, and their names and post office addresses are:

     Richard K. Eamer                    11440 San Vicente Boulevard
                                         Los Angeles, California  90049

     Leonard Cohen                       11440 San Vicente Boulevard
                                         Los Angeles, California  90049

     John C. Bedrosian                   11440 San Vicente Boulevard
                                         Los Angeles, California  90049

     The Board of Directors may change the number of Directors from time to time, and may fill any vacancies in the board of Directors, however created, except vacancies first filled by the Shareholders. However, neither the Board of Directors nor the Shareholders may ever increase the number of Directorships by more than one within any period of twelve months, except upon the affirmative vote of 2/3 of the Directors of each class, or the affirmative vote of the holders of 2/3 of all the outstanding shares voting together and not by class, and this provision may not be amended except by a like vote.

     If and when National Medical Enterprises, Inc., a California corporation, shall be merged into this corporation, thereupon the number of Directors of this corporation automatically shall increase to eight, and the persons then serving as Directors of National Medical Enterprises, Inc., a California corporation, shall become the Directors of this corporation. The Board of Directors of this corporation shall thenceforth be classified into three classes, with three Directors in Class 1, three Directors in Class 2, and two Directors in Class 3. Each Director in Class 1 initially shall serve for a term ending at the Annual Meeting of Shareholders in 1976; each Director in Class 2 shall serve for an initial term ending at the Annual Meeting of Shareholders in 1977; and each Director in Class 3 shall serve for an initial term ending at the Annual Meeting of Shareholders in 1978. After the respective initial terms of the classes indicated, each such class of Directors shall be elected for successive terms ending at the Annual Meeting of Shareholders the third year after election.

     The Board of Directors of this Corporation shall designate the Directors initially assigned to each class, in accordance with the classification of Directors submitted to the Shareholders of National Medical Enterprises, Inc., a California corporation.


                                      VI

     The capital stock of this corporation shall be non-assessable to the full extent permitted by law.

                                      VII

     The name and post office address of each of the incorporators signing these Articles of Incorporation are:

     Richard K. Eamer               11440 San Vicente Boulevard
                                    Los Angeles, California  90049

     Leonard Cohen                  11440 San Vicente Boulevard
                                    Los Angeles, California  90049

     John C. Bedrosian              11440 San Vicente Boulevard
                                    Los Angeles, California  90049


                                     VIII

     This corporation is to have perpetual existence.


                                      IX

     The affirmative vote of the holders of 2/3 of all outstanding shares, voting together and not by class, shall be required to approve any merger or consolidation or the sale of substantially all of the assets of this corporation. This provision shall not be amended except by a like vote.

     We, the undersigned officers of NATIONAL MEDICAL ENTERPRISES, INC., certify that the foregoing "Restated Articles of Incorporation" of the NATIONAL MEDICAL ENTERPRISES, INC. set forth the Articles of the said Corporation, as amended to the 10th day of October, 1985.



                                             /s/ Marcus E. Powers
                                      ---------------------------------
                                             Marcus E. Powers
                                            Senior Vice President



                                             /s/ Scott M. Brown
                                      ---------------------------------
                                             Scott M. Brown
                                                Secretary

STATE OF CALIFORNIA

County of LOS ANGELES


     On this 19th day of October, 1987, before me, a Notary Public, personally appeared Marcus E. Powers, Senior Vice President and Scott M. Brown, Secretary who severally acknowledged that they executed the above instrument.


                                                    /s/ Patricia L. Donahue
                                              ----------------------------------
                                                         Notary Public


(NOTARIAL SEAL)